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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-38765), the Registration Statement on Form S-4 (No. 333-38759), the Registration Statement on Form S-8 (No. 333-71063), and the Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated March 30, 2003 relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Jacksonville, Florida
July 23, 2003